Exhibit 1

                            ARTICLES OF INCORPORATION

                                       of

                               MINERVA FUND, INC.

                                    ARTICLE I

                                  INCORPORATOR

          The undersigned Barbara L. Katzav, whose post office address is c/o Simpson Thacher and Bartlett, 425 Lexington Avenue, New York, N.Y. 10017-3909, being at least 18 years of age, as an incorporator, hereby forms a corporation under and by virtue of the laws of the State of Maryland.

                                   ARTICLE II

                                      NAME

          The name of the corporation is Minerva Fund, Inc. (the "Corporation").

                                   ARTICLE III

                               CORPORATE PURPOSES

          The purpose for which the Corporation is formed is to engage in the business of an investment company.

          The Corporation may engage in any other business and shall have all powers conferred upon corporations by the Maryland General Corporation Law now or hereafter in force.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT

          The post office address of the principal office of the Corporation in Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in Maryland is The Corporation Trust Incorporated, a Maryland corporation, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

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                                    ARTICLE V

                                  CAPITAL STOCK

          Section 1. Authorized Shares. The aggregate number of shares of capital stock which the Corporation is authorized to issue is two hundred million (200,000,000). These shares shall have a par value of $.001 per share and shall have an aggregate par value of two hundred thousand dollars ($200,000). All of such shares are initially classified as "Common Stock."

          Subject to the following paragraph, the authorized shares are classified as follows: Equity Portfolio, 100,000,000 shares; Fixed Income Portfolio, 100,000,000 shares.

          The Board of Directors is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, and qualifications -- terms and conditions of or rights to require redemption of the stock. The authority to classify and reclassify the Common Stock, or any class or portfolio thereof, however designated, shall include the authority to classify, reclassify, or divide a class or portfolio into one or more sub-classes of such class or portfolio. All such sub-classes of a class or portfolio shall represent the same interest in the Corporation and have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as the other shares of Common Stock of that class or portfolio; provided, however, that notwithstanding anything contained in the charter of the Corporation, the Board of Directors -- without stockholder approval, provide for the issuance of additional sub-classes of Common Stock of a particular class or portfolio which shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, including without limitation such front-end sales loads, such 12b-1 service, administrative, or distribution fees, such contingent deferred sales charges, such conversion rights, and exchange privileges, as shall be determined by resolution of the Board of Directors and shall be included in Articles Supplementary filed for record with the State Department of Assessments and Taxation of Maryland prior to the issuance of such shares.

          The provisions of these Articles of Incorporation, including those in this Section shall apply to each class of stock unless otherwise provided by the Board of Directors prior to issuance of any shares of that class:

          (a) As more fully set forth hereafter, the assets and liabilities and the income and expenses of each class of the Corporation's stock shall be determined separately and,

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     accordingly, the net asset value, the dividends payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of shares of the Corporation's stock may vary from class to class. Except for these differences and certain other differences hereafter set forth, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption.

          (b) All consideration received by the Corporation for the issue or sale of shares of a class of the Corporation's stock, together with all funds derived from any investment and reinvestment thereof, shall irrevocably belong to that class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration and any funds derived from any investment and reinvestment are herein referred to as "assets belonging to" that class.

          (c) The assets belonging to a class of the Corporation's stock shall be charged with the liabilities of the Corporation with respect to that class and with that class' share of the liabilities of the Corporation not attributable to any particular class, in the latter case in the proportion that the net asset value of that class (determined without regard to such liabilities) bears to the net asset value of all classes of the Corporation's stock (determined without regard to such liabilities). The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and all reserves, and assets to a particular class or classes.

          (d) Shares of each class of stock shall be entitled to such dividends or distributions, in stock, property, cash or in any combination thereof, as may be declared from time to time by the Board of Directors with respect to such class. Dividends or distributions shall be paid on shares of a class of stock only out of lawfully available assets belonging to that class.

          (e) On each matter submitted to a vote of the stockholders, each holder of a share shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the class thereof, and all shares of all classes shall vote as a single class ("Single Class Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of any class is required by the Investment Company Act of 1940, as amended from time to time (the "1940 Act"), or by the Maryland General Corporation Law, such requirement as to a separate vote by that class shall apply in lieu of Single Class
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     Voting as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes, then, subject to (c) below, the shares of all other classes shall vote as a single class and (c) as to any matter which does not affect the interest of a particular class only the holders of shares of the one or more affected classes shall be entitled to vote.

          (f) In the event of the liquidation or dissolution of the Corporation, the stockholders of a class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class less the liabilities allocated to that class. The assets so distributable to the stockholders of a class shall be distributed among such stockholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class of stock, such assets shall be allocated to all classes in proportion to the net asset value of the respective classes and distributed to the holders of stock of each class in proportion to the net asset value of the shares of that class held by the respective holders. The liquidation of a particular class may be accomplished, in whole or in part, by the transfer of assets of such class to another class or by the exchange of shares of such class for the shares of another class.

          (g) The Corporation shall not be obligated to issue certificates representing shares of any or all of its classes of capital stock. At the time of issue or transfer of shares without certificates, the Corporation shall provide the stockholder with such information as may be required under the Maryland General Corporation Law.

          Section 2. FRACTIONAL SHARES. The Corporation may issue fractional shares. Any fractional share of capital stock of the Corporation shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

          Section 3. QUORUM REQUIREMENTS AND VOTING RIGHTS. The presence in person or by proxy of the holders of one third of the shares of stock of the Corporation entitled to vote (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which by law requires the approval of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class entitled to vote on the matter shall constitute a quorum. Notwithstanding any provision of the laws of the State of Maryland requiring any


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action to be taken or authorized by the affirmative vote of the holders of more than a majority of the outstanding shares of capital stock of the Corporation, that action shall, except to the extent otherwise required by the 1940 Act, be effective and valid if taken or authorized by the affirmative vote of the holders of the majority of the total number of votes entitled to be cast thereon.

          Section 4. NO PREEMPTIVE RIGHTS. No holder of shares of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation which the Corporation may issue or sell (whether consisting of shares of capital stock authorized by these Articles of Incorporation, or shares of capital stock of the Corporation acquired by it after the issue thereof, or other shares) other than any right which the Board of Directors of the Corporation, in its discretion, may determine.

          Section 5. REDEMPTION AND REPURCHASE OF SHARES OF CAPITAL STOCK.

          (a) CIRCUMSTANCES UNDER WHICH SHARES OF CAPITAL STOCK MAY BE REDEEMED OR REPURCHASED. The Corporation shall under some circumstances redeem, and may under other circumstances repurchase or redeem, shares of its capital stock as follows:

          (i) Each holder of shares of its capital stock shall be entitled at the holder's option to require the Corporation to redeem all or any part of the sharer of its capital stock owned by that holder, upon request to the Corporation or its designated agent in a form approved by the Board of Directors by the Corporation, accompanied by surrender of the certificate or certificates for those shares, if any, or any other evidence of ownership specified by the Corporation's Board of Directors, at the net asset value of those shares determined as provided in Section 6 of this
     Article V, subject to and in accordance with the provisions of paragraph
     (b) of this Section 5, less such redemption charge as shall be established by the Board of Directors in accordance with the 1940 Act and any applicable rules of the National Association of Securities Dealers, Inc. and shall be disclosed in the Corporation's current prospectus applicable to the shares. Notwithstanding the foregoing, the Board of Directors of the Corporation may suspend the right of the holders of the capital stock of the Corporation to require the Corporation to redeem such capital stock when permitted or required to do so by applicable law.

          (ii) The Board of Directors of the Corporation may also, from time to time in its discretion, authorize the Corporation to require the redemption of all or any part of the outstanding shares of its capital stock for the net asset value of those shares determined as provided in Section 6 of this
     Article V, subject to and in accordance

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with the provisions of paragraph (b) of this Section 5, upon the sending of written or telegraphic notice of redemption to each holder whose shares are so redeemed and upon such terms and conditions as the Board of Directors of the Corporation shall deem advisable.

          (iii) The Board of Directors of the Corporation may also, from time to time in its discretion, authorize the Corporation to repurchase outstanding shares of its capital stock, either directly or through an agent, subject to and in accordance with the provisions of paragraph (b) of this Section
     5. The price to be paid by the Corporation upon any such repurchase shall be determined, in the discretion of its Board of Directors, in accordance with any applicable provision of the laws of the State of Maryland and the 1940 Act or any rule or regulation thereunder, including any rule or regulation made or adopted pursuant to Section 22 of the 1940 Act by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

          (b) PROCEDURE FOR REDEMPTION AND REPURCHASES OF SHARES OF CAPITAL STOCK. With respect to redemptions and repurchases of shares of capital stock of the Corporation pursuant to paragraph (a) of this Section 5:

          (i) The net asset value applicable to a redemption or repurchase pursuant to paragraphs (a) (i) and (a) (ii) of this Section 5 shall be computed as of the specific time or times during the day determined by the Board of Directors of the Corporation.

          (ii) Any certificates for shares of capital stock of the Corporation to be redeemed or repurchased shall be surrendered in proper form for transfer, together with any proof of the authenticity of signatures required by the Board of Directors or transfer agent of the Corporation.

          (iii) Payment of the redemption or repurchase price by the Corporation or its designated agent shall be made within seven days after the time for the determination of the redemption or repurchase price, but in no event prior to delivery to the Corporation or its designated agent of the certificate or certificates, if any, for the shares of capital stock redeemed or repurchased or any other evidence of ownership specified by the Corporation's Board of Directors. Payment of the redemption or repurchase price may be postponed when permitted or required by applicable law.

          (iv) The right of a holder of shares of capital stock redeemed or repurchased by the Corporation as provided in this Article V to receive dividends thereon and all other rights of that holder with respect to those shares shall

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     forthwith cease and terminate at the time as of which the redemption or repurchase price of those shares has been determined, except the rights of that holder to receive (A) the redemption or repurchase price of those shares from the Corporation or its designated agent in cash, securities or other assets of the Corporation and (B) any dividend or distribution to which that holder had become entitled as the record holder of those shares on the record date for that dividend.

          Section 6. DETERMINATION OF NET ASSET VALUE. For purposes of this
Article V, the net asset value of shares of capital stock of the Corporation shall be determined at such time or times on any day pursuant to the direction of the Board of Directors and in accordance with the following provisions:

          (a) The net asset value of each share of capital stock shall be the quotient obtained by dividing the "net value of the assets" of the Corporation (as defined below) by the total number of shares of capital stock deemed to be outstanding at the time (including shares sold, whether or not paid for and issued, and excluding shares redeemed or repurchased on the basis of previously determined values, whether or not paid for, received and held in treasury).

          (b) The "net value of the assets" of the Corporation shall be the "gross value of the assets" of the Corporation (as defined below) after deducting the amount of all expenses incurred, accrued and unpaid, reserves that may be set up to cover taxes and other liabilities and other deductions.

          (c) The "gross value of the assets" of the Corporation shall be the amount of all cash and receivables and the market value of all securities and other assets held by the Corporation at the time as of which the determination is made. Securities held shall be valued in accordance with methods approved by the Board of Directors and applicable statutes and regulations.

          (d) When the Corporation has more than one class of shares of its capital stock outstanding having separate assets and liabilities, the net asset value of shares of capital stock of the Corporation as provided for in this Section 6 shall be determined as if each class of sharer were the Corporation as referred to in such computation, but with its assets limited to the assets belonging to that class, its liabilities limited to the liabilities belonging to that class and the total number of shares of capital stock deemed to be outstanding limited to the outstanding shares of that class.

          Section 7. DETERMINATIONS MADE BY THE BOARD OF DIRECTORS. Any determination made in good faith by or pursuant


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to the direction of the Board of Directors, as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment or other asset owned or held by the Corporation, as to the allocation of any asset or liability of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of any class of stock outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, purchase or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

          Section 8. ALL SHARES OF CAPITAL STOCK SUBJECT TO ARTICLES OF INCORPORATION. All persons who shall acquire shares of capital stock of the Corporation shall acquire those shares subject to the provisions of these Articles of Incorporation.

          Section 9. EQUALITY. All shares of each particular class shall represent an equal proportionate interest in the assets belonging to that class (subject to the liabilities of that class), and each share of any particular class shall be equal to each other share of that class. The Board of Directors may from time to time divide or combine the shares of any particular class into a greater or lesser nether of shares of that class without thereby changing the proportionate interest in the assets belonging to that class or in any way affecting the rights of holders of shares of any other class.

          Section 10. CONVERSION OR EXCHANGE RIGHTS. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that holders of shares of any class shall have the right to convert or exchange said shares into shares of one or more other clasper of shares in accordance with such requirements and procedures as may be established by the Board of Directors.

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                                   ARTICLE VI

                                    DIRECTORS

          Section 1. INITIAL BOARD OF DIRECTORS. The number of Directors of the Corporation shall initially be one. The name of the initial director is: John J. Pileggi .

          Section 2. NUMBER OF DIRECTORS. The number of Directors in office may be changed from time to time in the manner specified in the 8y-Laws of the Corporation, but this number shall never be less than the minimum number required under the Maryland General Corporation Law.

          Section 3. CERTAIN POWERS OF BOARD OF DIRECTORS. In addition to its other powers explicitly or implicitly granted under these Articles of Incorporation, by law or otherwise, the Board of Directors of the Corporation
(a) is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation, (b) may from time to time determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholders shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation, and (c) is empowered, without stockholder approval, to increase or decrease the number of shares of capital stock of any class that the Corporation has authority to issue.

                                   ARTICLE VII

                          LIABILITY AND INDEMNIFICATION

          To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

          The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to

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the fullest extent permitted by the Maryland General Corporation Law. This indemnification applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

          No provision of these Articles of Incorporation shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          References to the Maryland General Corporation Law in this Article VII are to that law as from time to time amended. No amendment to the Corporation's Articles of Incorporation shall affect any right of any person under this
Article VII based on any event, omission or proceeding prior to such amendment.

                                  ARTICLE VIII

                                   AMENDMENTS

          The Corporation reserves the right from time to time to make any amendment of these Articles of Incorporation now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding capital stock.

                                   ARTICLE IX

                               PERPETUAL EXISTENCE

          The duration of the Corporation shall be perpetual.

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          IN WITNESS WHEREOF, I have signed these ARTICLES OF INCORPORATION on
June 25, 1993 and acknowledge the same to be my act.

                                              --------------------------------
                                              /s/ Barbara L. Katzav
                                                  Incorporator

WITNESS:

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